UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Zientek as Chief Financial Officer

On July 11, 2019, Michael Zientek notified the Chief Executive Officer of EVO Transportation & Energy Services, Inc. (the “Company”) that he is resigning from his position as Chief Financial Officer of the Company effective as of the close of business on July 11, 2019. In connection with his resignation, the Company and Mr. Zientek entered into a Separation Agreement and Release dated July 11, 2019 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company and Mr. Zientek agreed that (i) his last day of employment with the Company was July 11, 2019 and (ii) he will be paid an aggregate of $19,167. The Separation Agreement, which is subject to a seven-day rescission period, also provides for a mutual release of liabilities by the Company and Mr. Zientek. The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by the terms of the Separation Agreement. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Eugene Putnam as Chief Financial Officer

The Company intends to appoint Eugene S. Putnam, Jr. as Chief Financial Officer effective July 22, 2019. Prior to joining the Company, Mr. Putnam served as President and Chief Financial Officer of Universal Technical Institute, Inc. (“UTI”) from March 2011 until November 2016.  Mr. Putnam served as Executive Vice President and Chief Financial Officer of UTI from July 2008 to March 2011 and as UTI’s interim Chief Financial Officer from January 2008 to July 2008. From June 2005 to May 2007, Mr. Putnam served as Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation.  From July 2003 to June 2005, Mr. Putnam served as President of Coastal Securities L.P., and from March 2001 to March 2003, Mr. Putnam served as Executive Vice President and Chief Financial Officer of Sterling Bancshares, Inc.  Mr. Putnam also spent 14 years as Director of Investor Relations and in various corporate finance positions with SunTrust Banks, Inc.  Mr. Putnam also serves as a director of Community Bankers Trust Corporation. Mr. Putnam received his MBA from the University of North Carolina at Chapel Hill and holds a BS in Economics from the University of California, Los Angeles.

There are no related party transactions involving Mr. Putnam that are reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Separation Agreement and Release, dated July 11, 2019, between EVO Transportation & Energy Services, Inc. and Michael Zientek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2019	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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